Exhibit 5

[Letterhead of Vorys, Sater, Seymour and Pease LLP]

September 12, 2013

Board of Directors

Croghan Bancshares, Inc.

323 Croghan Street

Fremont, Ohio 43420

Re:	Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to Croghan Bancshares, Inc., an Ohio corporation (the “Company”), in connection with the Registration Statement on Form S-4 filed by the Company under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “Commission”) on August 2, 2013 and amended on the date hereof (the “Registration Statement”), relating to the proposed issuance of up to 592,272 common shares, $12.50 par value (the “Shares”), of the Company in connection with the consummation of the merger transaction contemplated by, and upon the terms and subject to the conditions of, the Agreement and Plan of Merger dated as of June 20, 2013 (the “Merger Agreement”), by and between the Company and Indebancorp, an Ohio corporation (“Indebancorp”).

In connection with rendering this opinion, we have examined, to the extent deemed necessary, originals or copies, the authenticity of which has been established to our satisfaction, of: (i) the Registration Statement; (ii) the Merger Agreement; (iii) the articles of incorporation of the Company, as currently in effect (the “Articles”); (iv) the code of regulations of the Company, as currently in effect (the “Regulations”); and (v) the resolutions adopted by the Board of Directors of the Company relating to the issuance of the Shares and approving the Merger Agreement and the transactions contemplated thereby. In addition, we have examined such authorities of law and such other records of the Company and certificates of public officials as we have deemed necessary or appropriate for purposes of this opinion. As to any facts material to the opinion expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.

In our examinations of the aforesaid documents and in rendering the opinion set forth below, we have assumed, without independent investigation or examination, (a) the genuineness of all signatures, the legal capacity of all individuals who have executed and delivered any of the aforesaid documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to original documents of all documents submitted to

September 12, 2013

us as copies and the authenticity of the originals of such latter documents; and (b) that the final, executed copy of each document submitted to us in draft form will not differ in any material respect from the draft form of such document submitted to us.

We have relied solely upon the examinations and inquiries recited herein, and, except for the examinations and inquiries recited herein, we have not undertaken any independent investigation to determine the existence or absence of any facts, and no inference as to our knowledge concerning such facts should be drawn.

As used herein, the phrase “validly issued” means that the particular action has been authorized by all necessary corporate action of the Company and that the Company has the corporate authority to take such action under Chapter 1701 of the Ohio Revised Code and the Company’s Articles and Regulations.

Based upon and subject to the foregoing and the further qualifications and limitations set forth below, as of the date hereof, we are of the opinion that the Shares have been duly authorized by the Company and, when the Registration Statement has become effective under the Act and the Shares proposed to be issued pursuant to the Registration Statement have been issued and delivered as contemplated under the terms of such effective Registration Statement and in accordance with the terms and conditions of the Merger Agreement, such Shares will be validly issued, fully paid and non-assessable.

Members of our firm are admitted to the Bar of the State of Ohio and we express no opinion as to the laws of any jurisdiction other than the laws of the State of Ohio, including the applicable provisions of the Ohio Constitution and the reported judicial decisions interpreting those laws, and of the United States of America. This opinion is based upon the laws and legal interpretations in effect, and the facts and circumstances existing, on the date hereof, and we assume no obligation to revise or supplement this opinion should any such law or legal interpretation be changed by legislative action, judicial interpretation or otherwise or should there be any change in such facts or circumstances.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption “Legal Matters” in the Registration Statement and in the prospectus/proxy statement included in

September 12, 2013

the Registration Statement as having passed on the validity of the Shares of the Company proposed to be issued and delivered as contemplated by the terms of the Merger Agreement. By giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Vorys, Sater, Seymour and Pease LLP

VORYS, SATER, SEYMOUR AND PEASE LLP